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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accounts, we hereby consent to the incorporation by reference in this registration statement of (i) our reports dated March 13, 1998 included in ProLogis (formerly Security Capital Industrial) Trust's (the "Trust") Form 10-K, as amended on February 24, 1999, for the year ended December 31, 1997, (ii) our report dated March 13, 1998, included in the Trust's Form 8-K dated March 13, 1998 and (iii) our reports dated November 30, 1998, included in the Trust's Form 8-K, as amended on February 24, 1999, dated December 4, 1998, and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
February 24, 1999